Exhibit 99.1

Fundamental Global Inc. Reports First Quarter 2024 Financial Results

Mooresville, NC – May 20, 2024 - Fundamental Global Inc. (Nasdaq: FGF, FGFPP) (the “Company” or “Fundamental Global”), formerly known as FG Financial Group, Inc. (“FG Financial”), today announced results for the first quarter ended March 31, 2024. As previously announced, FG Financial and FG Group Holdings Inc. (“FG Group Holdings”) completed their merger (the “Merger”) as of February 29, 2024, whereby FG Group Holdings merged with and into FG Group LLC, a wholly owned subsidiary of the Company. In connection with the merger, the Company was renamed Fundamental Global Inc.

Kyle Cerminara, Chairman and CEO of Fundamental Global, commented, “We are pleased to report our first quarter as a combined company following the merger of FG Group Holdings and FG Financial Group. With the completion of the merger and transition well underway, our goal is to simplify all of our operations, reduce public company costs and focus our efforts on accelerating growth in select scalable and high ROIC businesses. In April, we announced the sale of our Digital Ignition business in Georgia which reduces debt, increases cash and decreases overhead costs. Also in April we announced the planned combination of Strong/MDI Screen Systems with FG Acquisition Corp., which will form a Saltire Inc as new investment platform in Canada and potentially unlock and grow the value of our investment in Strong/MDI. We are continuing to focus on ways to reduce costs, streamline and focus our efforts on shareholder returns.”

Select 2024 First Quarter Highlights

Note: The financial results for the first quarter 2024 reflect the financial results of the Company following the Merger, which was accounted for as a reverse merger. Therefore, the financial results present the operations of FG Group Holdings for periods prior to the merger and present the combined results of FG Group Holdings and FG Financial for periods subsequent to February 29, 2024. As a result, the quarter ended March 31, 2024 reflects three months of activity from the operations of FG Group Holdings and one month of activity from the operations of FG Financial.

Fundamental Global Inc.’s 2024 first quarter included:

●	Revenue increased $2.1 million or 31.6% to $8.6 million for the three months ended March 31, 2024 on a $1.1 million increase in revenue from Strong Entertainment combined with improved investment performance as compared with the prior year period. The growth in revenue from Strong Entertainment was due to increased demand from cinema operators for screen products and installation services. Investment income was favorable as the Company’s equity method losses were lower in the current year period. The three months ended March 31, 2024 also includes reinsurance premiums and investment income for one month following the Merger which was effective February 29, 2024. The second quarter of 2024 will be the first reporting period that will reflect a full quarter of reinsurance and investment operating results from the acquired FG Financial business lines.

●	Total expenses increased $3.9 million or 36.3% to $14.6 million for the three months ended March 31, 2024. The increase in total expenses was due to $0.7 million increase in cost of cinema product and service revenues accompanying the revenue growth in the entertainment business; a $1.1 million increase in selling, general and administrative expenses due to the combination of growth in the entertainment business, the additional costs of operating Strong Entertainment as a public company, and the additional SG&A from the FG Financial business following the Merger; and a $1.4 million non-cash impairment related to the sale of the Digital Ignition building. As an objective of merging FG Group Holdings and FG Financial, management expects general and administrative costs to decline following the merger transition.

Fundamental Global Inc. – Fiscal Year 2024 First Quarter 2024 Results	Page 2 of 5

●	The Company paid dividends on its 8% Series A Preferred Stock of $0.4 million, or $0.25 per share, for the quarter ended March 31, 2024.

●	Net loss from continuing operations for the three months ended March 31, 2024, was $4.3 million, or ($0.26) per share, compared to $3.8 million or $(0.42) per fully diluted share, for the three months ended March 31, 2023.

Balance Sheet Highlights

As of March 31, 2024, Fundamental Global’ s key balance sheet items included:

●	Total assets of $110.3 million as of March 31, 2024, and increase of $48.1 million from December 31, 2023, and investment holdings totaling $49.1 million, including directly or indirectly held investments in Strong Global Entertainment, Inc. OppFi, iCoreConnect Inc., holdings under the Company’s Merchant Banking Platform for FG Acquisition Corp., FG Communities, Craveworthy, and other holdings.

●	Total stockholders’ equity of $66.4 million as of March 31, 2024, an increase of $29.6 million from December 31, 2023, reflecting our increased scale on a combined basis following the Merger.

Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment holdings and asset management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); our ability to maintain and expand our revenue streams to compensate for the lower demand for our digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers in connection with our Strong Global business; our ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; our ability to maintain Strong Global’s brand and reputation and retain or replace its significant customers; challenges associated with Strong Global’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability; potential loss of value of investment holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investment holdings; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact:

investors@fundamentalglobal.com

Fundamental Global Inc. – Fiscal Year 2024 First Quarter 2024 Results	Page 4 of 5

FUNDAMENTAL GLOBAL INC.

Consolidated Balance Sheets

($ in thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,209	$6,644
Accounts receivable, net	6,285	6,477
Inventories, net	4,446	4,079
Equity securities, at fair value	9,472	10,552
Other investments	39,614	17,469
Property, plant and equipment, net	4,286	12,220
Operating lease right-of-use assets	351	371
Finance lease right-of-use assets	1,136	1,258
Deferred policy acquisition costs	1,814	-
Reinsurance balances receivable, net	17,805	-
Funds deposited with reinsured companies	8,055	-
Goodwill	881	903
Assets of discontinued operations	-	940
Assets held for sale	6,238	-
Other assets	2,687	1,230
Total assets	$110,279	$62,143

LIABILITIES
Accounts payable and accrued expenses	$8,353	$7,209
Deferred revenue and customer deposits	1,881	1,336
Loss and loss adjustment expense reserves	9,023	-
Unearned premium reserves	9,234	-
Operating lease liabilities	397	421
Finance lease liabilities	1,218	1,283
Short term debt	4,592	4,732
Long term debt, net of debt issuance costs	5,369	5,461
Deferred income taxes	3,354	3,200
Liabilities of discontinued operations	161	1,392
Other liabilities	93	102
Total liabilities	$43,675	$25,136

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Series A Preferred Shares	$22,365	$-
Common stock	28	225
Additional paid-in capital	49,689	55,856
(Accumulated deficit) retained earnings	(2,161)	2,336
Treasury stock	-	(18,586)
Accumulated other comprehensive loss	(5,119)	(4,682)
Total Fundamental Global stockholders’ equity	64,802	35,149
Equity attributable to non-controlling interest	1,802	1,858
Total stockholders’ equity	66,604	37,007
Total liabilities and stockholders’ equity	$110,279	$62,143

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FUNDAMENTAL GLOBAL INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Net premiums earned	$775	-
Net investment income	(3,399)	(3,542)
Net product sales	8,022	7,204
Net services revenue	3,245	2,905
Total revenue	8,643	6,567

Expenses:
Net losses and loss adjustment expenses	366	-
Amortization of deferred policy acquisition costs	284	-
Costs of products	5,938	5,465
Costs of services	2,365	2,166
Selling expense	519	534
General and administrative expenses	3,627	2,531
Loss on impairment and disposal of assets	1,476	-
Total expenses	14,575	10,696
Loss from operations	(5,932)	(4,129)
Other income (expense):
Interest expense, net	(225)	(111)
Foreign currency transaction gain	161	119
Bargain purchase on acquisition and other income, net	1,859	24
Total other income, net	1,795	32
Loss before income taxes	(4,137)	(4,097)
Income tax (expense) benefit	(116)	299
Net loss from continuing operations	(4,253)	(3,798)
Net loss from discontinued operations	(192)	(191)
Net loss	(4,445)	(3,989)
Net loss attributable to non-controlling interest	(17)	-
Dividends declared on Series A Preferred Shares	(69)	-
Loss attributable to common shareholders	$(4,359)	$(3,989)

Basic and diluted net loss per common share:
Continuing operations	$(0.26)	$(0.42)
Discontinued operations	(0.01)	-
Total	$(0.27)	$(0.42)

Weighted average common shares outstanding:
Basic and diluted	16,744	9,422